SUBJECT TO DOJ APPROVAL PER THE TERMS BELOW T-Mobile – DISH Term Sheet

This term sheet (“term sheet”) shall become effective immediately upon approval by the DOJ (the “Effective Date”). This term sheet is entered into between T-Mobile USA, Inc. (“T-Mobile”), DISH Purchasing Corporation (“DISH”), or their respective parent entities or Affiliates with respect to the specific substantive terms. The Parties agree to negotiate in good faith a definitive amendment to the Master Network Services Agreement, dated as of July 1, 2020 (the “MNSA”), and any other necessary agreements (collectively, the “Definitive Agreements”) based on these terms, including the attached Exhibits (but excluding Exhibit F). For the avoidance of doubt, the Roaming Agreement (defined below), is a definitive agreement that reflects the terms, conditions and intent of this term sheet and contains all customary terms, conditions, representations, warranties, and covenants for each Party that would be found in agreements memorializing similar transactions, and as such, is not subject to additional documentation.

Upon execution by T-Mobile, DISH, and DISH Network Corporation, this term sheet constitutes a final, complete, and binding agreement—and in signing this term sheet, each Party agrees and acknowledges that it intends this term sheet to be a binding agreement that shall form the basis for consummation of the transactions contemplated hereby—subject only to approval by the US Department of Justice, Antitrust Division (“DOJ”) or expiration of the Approval Period (defined below), which approval DISH will seek within 24 hours of signing. For clarity, the term sheet will not be effective unless and until it is approved by the DOJ. Upon approval of this term sheet by the DOJ, this term sheet and the Roaming Agreement will be immediately and automatically (i.e., requiring no additional action by the Parties) effective pursuant to the terms and conditions of each agreement. For the avoidance of doubt, any references in this term sheet to the execution or signing of this term sheet or the Roaming Agreement will be deemed to occur on the Effective Date. If the DOJ has not approved this term sheet by the date that is sixty (60) days after the date the parties sign this term sheet (the “Approval Period”), this term sheet shall not become effective and shall not bind any Party (and any and all binding obligations shall be terminated); provided that the Parties may agree to extend the Approval Period at any time by written agreement.

The terms contained in this term sheet are subject to, and the Parties shall be bound by, the confidentiality and non-disclosure terms contained in the MNSA, between the Parties. In addition, the Parent guarantor approves these terms, and agrees to treat them as Obligations under Section 13 of the MNSA. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the MNSA.

Term
•The initial term of the Roaming Agreement (as defined below) will, upon approval from the DOJ, be effective as of the Effective Date and end on July 1, 2027 (the “Initial Term”).
•After the conclusion of the Initial Term of the Roaming Agreement, the AA.12-International Roaming Agreement and AA.13-International Roaming Agreement-Common Annexes will automatically renew for successive twelve (12) month periods (each, a “Renewal Term” and, together with the Initial Term, the “Term”), unless either Party gives written notice of termination at least ninety (90) days prior to the end of such Term. The Parties agree that customization provisions, as described in Exhibit A, are included in the Inter-Operator Tariff Discount Agreement and will automatically terminate at the end of the Initial Term. Following the Initial Term, a new Inter-Operator Tariff Discount Agreement, which will include any prospective customization, remains subject to negotiation of commercially reasonable terms pursuant to each Party’s FCC obligations.
•The Term of the MNSA will remain unchanged except that Section 6.5(d) of the MNSA is replaced with the following:
“Except for T-Mobile’s termination of this Agreement for cause pursuant to Section 6.2, in which case T-Mobile is not obligated to provide any post termination assistance, upon expiration or termination of this Agreement, unless DISH has provided T-Mobile written notice that it intends to exit and discontinue its operations at least 180 days before the end of the Term, it will be assumed by both Parties that DISH will continue its operations for its existing End Users at such time, and T-Mobile and DISH will cooperate solely as necessary to enable existing End Users to continue the Service (including the ability for such existing End Users to purchase additional Service) with minimal disruption under the Terms of this Agreement for a period not to exceed twenty-four (24) months in order to allow time for such existing End Users to transition to DISH’s network, or to another provider. DISH is solely responsible for compliance with any and all federal, state, and local regulatory compliance obligations Laws relating to notices of cessation or suspension of Service to End Users.”

Roaming Restrictions Amendment to MNSA
•Section 2.2 of the MNSA is replaced with the following:
“Effective as of the Effective Date and thereafter throughout the Term, DISH may enter into one or more agreements with third parties that allow [REDACTED]. Additionally, DISH’s provision of any third party roaming services to end users homed to DISH’s network that are roaming on the T-Mobile network under a separate roaming agreement between DISH and T-Mobile will not be a violation of this Section 2.2 regardless if such third party roaming services are offered inside or outside of the T-Mobile Network footprint. Subject to the limitations set forth in this Section 2.2 and the restrictions in the Transition Services Agreement, DISH will have the right to offer differentiated pricing, products and services (including post-paid services) and features under such brands as it may elect in conjunction with the Service. This Agreement is not exclusive for T-Mobile, and T-Mobile may engage other dealers, agents, and other Representatives and T-Mobile and others may directly compete with DISH in the Territory and elsewhere.”

Bilateral Roaming Agreement
•The Parties agree that Annex 3 to the MNSA will be deleted. All references to “MNO Service”, “DISH Facilities”, and Annex 3 in the MNSA will be deleted, except for the following reference:
1.In subsection (b) of Section 4.1 (Compliance with Laws and Regulations), the second sentence is deleted in its entirety and replaced with: “With respect to Numbers that T-Mobile makes available to DISH, until such time as DISH rehomes any subscribers using the Numbers to DISH’s own network, T-Mobile will remain the “Primary Carrier” and DISH will remain the “Intermediate Non-Carrier Entity” as defined by the regulations of the Federal Communications Commission.”
•In replacement of the deleted Annex 3 to the MNSA, the Parties will, simultaneously with execution of this term sheet, enter into a bi-lateral roaming agreement (the “Roaming Agreement”) comprised of, collectively, the GSMA “AA.12-International Roaming Agreement”, “AA.13-International Roaming Agreement-Common Annexes” and the “Inter-Operator Tariff Discount Agreement” attached hereto as Exhibit F. The Roaming Agreement is subject to the approval of the DOJ, as set forth in the Roaming Agreement.
•DISH will be charged for its roaming usage on T-Mobile’s Public Mobile Network pursuant to the Inter Operator Tariff Discount Agreement at the prices listed in Exhibit A attached hereto.
•DISH acknowledges that the coverage areas in which DISH may use the T-Mobile network may be different (a) when DISH provides service to a customer as an MVNO as opposed to (b) when DISH provides service to a customer as an MNO, due to the standard provisions described below.

Suspended Subs Pricing	•Modified pricing regarding suspended subscribers is described in Exhibit B-1.
CDMA Migration	•In order to assist DISH with its migration of CDMA Customers, the Parties agree to the terms in Exhibit C.

Affiliate/ CPUC
•Within 15-days of the Effective Date, T-Mobile and DISH shall jointly begin the regulatory approval process in relevant jurisdictions to obtain approval for the transfer of the former affiliate Boost customers (Shentel and Swiftel) as well as the CPUC Care Boost customers, which transfer shall involve no monetary consideration for such customers (but which shall involve mutually agreed-upon allocations of costs and receivables as-of the transfer date which arise out of or relate to such customers), and shall promptly complete the transfer once all applicable regulatory approvals have been received and the Parties have agreed to, and signed, a definitive asset purchase agreement (“Asset Purchase Agreement”).
•As of close of the Asset Purchase Agreement, DISH shall be responsible for costs under the Transition Services Agreement between the Parties, dated July 1, 2020 (the “TSA”) and the Reverse Transition Services Agreement between the Parties (the “RTSA”), dated July 1, 2020.
•After the Effective Date and until the earlier of either the closing of, or termination of, the Asset Purchase Agreement, T-Mobile will cease its direct marketing efforts aimed at affiliate and CPUC CARE customers seeking to migrate those customers from the Boost brand to the T-Mobile / Metro brands; provided, however, that general ordinary course marketing to such customers, such as national and regional advertising, will still be permitted.
•The RTSA will be wound down after closing, with final payments relating to the period of time prior to closing being made in accordance with its terms, and after such wind down is completed the RTSA shall expire as per its terms.

MVNO/IoT Pricing and Deflator Amendment to the MNSA
•Annex 4 (Pricing Schedule) to the MNSA, including all Attachments, is amended with some Attachments being replaced, as specifically described in Exhibit B attached hereto.
•Current MNSA “Deflator” and “Reference Plan” logic are deleted from the MNSA and replaced with the pricing described in Exhibit B-1.
•All language giving rise to prior disputes related to the calculation of invoices due under the MNSA have been clarified, including, without limitation, active end user status, default plan selection, improper bucketing of end users, and improper provisioning on the data only plan, and DISH will no longer dispute these items or any items related thereto.
•DISH will notify KPMG to terminate the ongoing audit concerning the MNSA Deflator and DISH will not commence any further audits related to the Deflator.

Acquired Brand Discount
•DISH will receive a [REDACTED] discount on the On-Network Service Charges (but excluding, for purposes of such discount, usage charges for IoT Services on the T-Mobile Network, if any) for the Republic Wireless customers on the T-Mobile Network under the Wholesale Supply Agreement between T-Mobile and Republic Wireless (which DISH acquired), dated as of April 28, 2015, as amended.
•The Wholesale Supply Agreement between T-Mobile and Republic Wireless, dated as of April 28, 2015, is hereby amended to provide for application of the discount to qualifying revenue in accordance with the terms above, which will be applied to the invoice that is generated for that agreement for up to 18 months beginning with the January-February invoice for 2022, and the Parties will enter into an amendment to that agreement to formalize this pricing adjustment. If the application of the discount on any invoice would result in a negative balance (i.e., a credit owed to DISH), then T-Mobile may apply all or any portion of such credit to the next available invoice(s) under the Wholesale Supply Agreement between T-Mobile and Republic Wireless.
•No other agreements will be subject to a similar discount unless mutually agreed by the parties.

Outstanding Disputes Resolution
•Upon the Effective Date, T-Mobile and DISH each mutually release one another from any claim, known or unknown, accrued or inchoate, that one has against the other as of the date this term sheet is signed.
•T-Mobile and DISH covenant not to sue one another in perpetuity, solely with respect to the Complained-About Conduct, which is defined in Exhibit D. For clarity, this covenant shall not apply with respect to any action or inaction other than the Complained-About Conduct.
•The parties agree to the Monetary Resolution defined in Exhibit D.
•The release, and the covenant not to sue with respect to the Complained-About Conduct, will survive any termination or expiration of the MNSA or this term sheet.

Change of Control Amendment to MNSA
The first sentence of Section 12.8 of the MNSA is deleted and replaced with the following sentence:
" In the event of a Change of Control of DISH, T-Mobile may elect, within 30 days following receipt of the notice from DISH described in Section 12.8(b) below, that the Term will automatically expire on the earliest of: (a) two (2) years from the Change of Control Date for such Change of Control, (b) the date the Term would otherwise expire or terminate under Section 6, and (c) any earlier date on which this Agreement is terminated in accordance with its terms."

Entry into Definitive Agreement; Nature of Term Sheet
As soon as practicable after the Effective Date, the Parties agree to promptly and diligently negotiate in good faith and use their respective reasonable commercial efforts to agree on the Definitive Agreements, which shall reflect the terms, conditions and intent of this term sheet and shall contain customary terms, conditions, representations, warranties and covenants for each Party that would be found in agreements memorializing similar transactions. For avoidance of doubt, elaboration of the terms set forth in this term sheet which further define relevant terms, identify specific actions necessary or appropriate to carry out these terms, or otherwise provide additional detail about the parties’ respective obligations consistent with these terms constitutes negotiation in good faith, whereas changes to unambiguous language in these terms or which fundamentally impact the commercial benefits derived from these terms do not constitute negotiation in good faith. Unless otherwise stated in this term sheet (or the Definitive Agreements) all other terms and conditions set forth in the MNSA shall remain in full force and effect. The foundational terms of the MNSA, including but not limited to those related to confidentiality, non-disclosure, governing law, the resolution of disputes, and audit rights apply with equal force to this term sheet.
The Parties will use commercially reasonable efforts to enter into the Definitive Agreements no later than 60 days following the Effective Date. Upon execution of the Definitive Agreements, this term sheet shall terminate and be superseded by the Definitive Agreements.
In the event that the Parties are unable to enter into the Definitive Agreements, and a dispute arises with respect to this term sheet, then the terms of this term sheet shall be interpreted in light of the term sheet’s intent to resolve the outstanding disputes between the Parties and the Parties’ intent that the term sheet, where it addresses matters that were the subject of dispute, clarify the language of the MNSA so as to avoid future disputes between the Parties.
In the event that the DOJ does not approve this term sheet (or the Definitive Agreements), the Parties agree to promptly and diligently negotiate in good faith amendments to this term sheet (or the Definitive Agreements) so as to receive the DOJ’s approval, subject to each Party retaining the relative share of benefits it would have expected under this term sheet (or the Definitive Agreements); provided that any such amendment(s) will not change (a) any MPG (as defined in Exhibit A hereto), (b) any rates described under “Pricing for Roaming Usage” or “Incentive Discounts” in Exhibit A hereto, (c) the pricing schedule in Exhibit B-1 hereto, (d) support for In-Market Roaming, or (e) any payment or credit, or any amount(s) thereof, from T-Mobile to DISH. For the avoidance of doubt, if the DOJ proposes a change to this term sheet (or the Definitive Agreements) that inures solely to the benefit of one of the Parties, the Party so benefitted must not withhold its agreement to that change.

Additional Terms
DISH will take the Actions Withdrawing Complaints, as defined in Exhibit D.

From and after the Effective Date, the Parties will comply with the Regulatory Interaction Process, as defined in Exhibit D.

The Parties agree that the contents of this term sheet are subject to Section 12.16 of the MNSA regarding press releases and public statements.

The Parties affirm that this term sheet and the respective exhibits conform with Paragraph VI.B.5 of the Final Judgment regarding handover mobility.

[Signatures appear on the following page.]

ACCEPTED AND AGREED as of the dates set forth below:

DISH PURCHASING CORPORATION _/s/ John W. Swieringa___________________ By: John W. Swieringa Its: President & COO Dish Wireless Signature Date: 6/14/2022	T–MOBILE USA, INC. _/s/ Peter Osvaldik____________________ By: Peter Osvaldik Its: EVP Finance & CFO Signature Date: 6/15/2022
PARENT GUARANTOR APPROVAL: DISH NETWORK CORPORATION /s/ John W. Swieringa_________________ By: John W. Swieringa Its: President & COO Dish Wireless Signature Date: 6/14/2022

[Signature page to Term Sheet.]

List of exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K:

Exhibit A Customization Provisions on Roaming
Exhibit B MNSA Amendments and Pricing
Exhibit C CDMA Migration Assistance
Exhibit D Dispute Resolution and Other Terms
Exhibit E Dispute Resolution – Further Conduct
Exhibit F-1 AA.12-International Roaming Agreement
Exhibit F-2 AA.13-International Roaming Agreement-Common Annexes
Exhibit F-3 Inter-Operator Tariff Discount Agreement